                             NORTHWEST PIPE COMPANY

                                    EXHIBIT A

SUBSIDIARY ACQUIRING SECURITIES                       CLASSIFICATION
-------------------------------                       --------------
Fleet National Bank                                   Bank
Fleet Investment Advisors, Inc.                       Bank